                                                                 EXHIBIT 10.24

                               LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("the License") is made as of the 15th day of May, 1995, by and between Roadway Global Air, Inc., a Delaware corporation (hereinafter referred to as "RGA"), and American International Freight, a division of American International Airways, Inc., a Michigan corporation hereinafter referred to as "AIF").

                                  WITNESSETH:

         WHEREAS, RGA and AIF have previously entered into an agreement dated March 27, 1995 (the "Services Agreement"); and

         WHEREAS, the Services Agreement provides for RGA to license to AIF certain portions of RGA's Terre Haute, Indiana hub facility (the "Hub"); now

         THEREFORE, in consideration of the fees and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, RGA and AIF hereby agree as follows:

         1.      TERMS AND POSSESSION

                 1.1 TERM: The term of this License shall be coterminous with the Services Agreement.

                 1.2 ACCESS AND USE: RGA will permit AIF to have access to and use of the Licensed Space, as described in Section 2, on or before May 1, 1995. If the RGA, for any reason whatsoever, does not permit access and use of the Licensed Space by the AIF at the commencement of the term hereof, this License shall not be void or voidable, nor shall RGA be liable to AIF for any loss or damage resulting therefrom, nor shall the expiration date of the term of the License be in any way extended, but in that event, all fees shall be abated during the period between the commencement of said term and the time when RGA permits access and use.

         2.      LICENSED SPACE:

         RGA hereby grants to All the non-exclusive right to use, on the terms and conditions set forth herein, those portions of RGA's Hub as described below, and as shown outlined in red on the site plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the "Licensed Space"):





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
                 Sort Facility:                            33,000 sq. ft.
                 U.S. Mail Facility:                        6,000 sq. ft.
                 Office Space:                              3,900

         Notwithstanding anything in this Section 2 to the contrary, RGA reserves unto itself the right to go onto and occupy such portion of the Licensed Space as it deems necessary, for such periods as it deems necessary, in order to install and maintain monitoring wells and/or other devices or equipment in order to test for, monitor or remediate any possible environmental contamination on the Licensed Space. AIF agrees that it shall have no right to any reduction or abatement of fees due to any such activities of RGA, nor shall RGA be liable to AIF for any damages arising from or in connection with such activities, except injuries to or death of persons, or property damage, to the extent arising from the negligent acts of RGA, or its agents or employees. Subject to the foregoing, RGA agrees to use reasonable efforts to avoid unnecessary interruptions of the business activities conducted upon the Licensed Space by AIF due to such environmental testing or remediation activities, and AIF agrees to cooperate with RGA in its performance of such activities.

         3. FEES: AIF covenants and agrees to pay to RGA, without demand, and without any deduction or set-off whatsoever, fees for the use of the Licensed Space in accordance with the following Schedule, payable on or before the first of each month.

         Sort Facility: 33,000 sq. ft. at $7/sq. ft/yr.                       = $231,000/year
                                                                              = $  19,250/month

         U.S. Mail Facility: 6,000 sq. ft. at $2/sq. ft/yr                    = $ 12,000/year
                                                                              = $   1,000/month
         Office Space:    5,100 sq. ft. at $11/sq/ft/yr / 400
                          sq. ft. at $9/sq/ft/yr / 900 sq. ft. at
                          $5.50/sq/ft/yr
                                                                                $64,650/year
                                                                              = $ 5,387.50 month

         RGA and AIF acknowledge and agree that said amount includes AIF's proportionate share of annual real estate taxes and assessments. AIF shall reimburse to RGA, within thirty (30) days after receipt of an invoice, its proportionate share of the utilities for RGA's entire HUB. The proration shall be based on the total square footage of all interim areas in the Licensed Space, in relation to the square footage of all interior areas on RGA's entire HUB. In the event any installment of





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monthly fees, or utilities reimbursement, is not received by RGA within five
(5) days after the date it is due, then, in order to reimburse RGA for lost interest and its administrative expenses in connection therewith, AIF shall, as additional fees, pay to RGA a late fee equal to ten percent (10%) of the installment of fees that is late.

         No payment by AIF or receipt by RGA of a lesser amount than any installment or payment of fees due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of fees shall be deemed an accord and satisfaction. RGA may accept such check or payment without prejudice to RGA's right to recover the balance of such installment or payment of fees, or pursue any other remedies available to RGA.

         In the event that this License should commence on other than the first day of a month, the fees payment for said first partial month shall be prorated based upon the number of days occupied in relation to the number of days in that particular month, and the fees payment for such first partial month shall be paid on or before the commencement date of this License.

         4.      CONDITION OF LICENSED SPACE/ALTERATION:

                 4.1 CONDITION OF LICENSED SPACE: AIF has, prior to executing this License, thoroughly inspected the Licensed Space, and represents to RGA that it is qualified to do so or has retained engineers that are qualified to do so, and agrees to accept possession of the Licensed Space from RGA in their "as is" condition and state of repair.

         Not later than ten (10) days following the execution of this License by both parties, RGA and AIF shall cause their representatives to make a joint inspection of the Licensed Space the results of which shall be reduced to a written memorandum, which memorandum shall be approved and signed by each party, attached hereto and made a part of this License as Exhibit B. At the end of the term of this License, AIF shall surrender possession of the Licensed Space to RGA in as good a condition and state of repair as at the commencement of the term of this License, ordinary wear and tear, and the action of the elements, damage by fire or other insured casualty (in accordance with the provisions of Section 9); and a taking by eminent domain or upon settlement under the threat of the exercise thereof (in accordance with the provisions of Section 12), only, excepted.

         In the event AIF's should fail to remove its trade fixtures and other personal property (the "Personalty"), within fifteen (15) days after any such expiration or termination of the License or recovery of possession of the Licensed Space by RGA, then all of AIF's Personalty then remaining upon the Licensed Space shall be deemed abandoned, and title therefore shall at RGA's option vest exclusively in RGA. AIF shall at all times remain liable for all storage, transportation and other costs





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associated with the handling and disposition of AIF's Personalty.  RGA may, thereafter, remove, dispute of, liquidate or sell said Personalty, at public or private sale, as RGA may deem proper in its sole and absolute discretion, without obligation to notify AIF; provided, however, the proceeds of any such sale or liquidation of such Personalty shall be applied to reduce any sums owed by AIF to RGA, including costs and fees, including, without limitation, all attorney and other fees, incurred by RGA and resulting from such disposition for all of which AIF shall be liable. AIF hereby waives and agrees to indemnify and hold RGA harmless from any claim for loss or damage resulting from RGA's dealing with, or disposition of, AIF's Personalty, pursuant to the terms of this section except to the extent arising from the negligence or intentional acts of RGA, or its agents or employees.

                 4.2 ALTERATIONS AND IMPROVEMENTS BY AIF: AIF shall not make any improvements or alterations to the Licensed Space of any kind whatsoever without the prior written consent of RGA, and any permitted alterations or improvements shall be made at AIF's sole cost and expense and shall remain for the benefit of RGA at the termination of this License. Any permitted alterations or improvements to the Licensed Space shall be performed in a good and workmanlike manner and in conformity with all applicable building, zoning and other code requirements. Provided that AIF is not in default, all equipment, machinery and other trade fixtures of AIF placed in and upon the Licensed Space by AIF shall be and remain the personal property of AIF and, at the expiration or sooner termination of this License, AIF shall have the right to remove such personal property from the Licensed Space, provided, AIF restores and repairs, at its sole cost and expense, any damages to the Licensed Space caused by the removal of such items of personal property.

         5.      MAINTENANCE AND REPAIRS BY RGA: Subject to the provisions of
Section 6, RGA agrees to keep and maintain the roofs and roof membranes, walls, floors (but not floor coverings), foundations, supports, windows, skylights, roof vents, below grade piping, sewers and drains and downspouts of the Licensed Space in a good condition and state of repair, and to replace, any major component of the mechanical or utility systems if such component cannot reasonably be repaired, unless the need for such replacement arose from AIF's failure to maintain such component, or the system in which it is a part, in accordance with its obligations under Section 6 below, unless such maintenance or repair is the Hulman Regional Airport Authority's (the "Fee Owner") obligation under its lease with RGA, in which event RGA's sole responsibility shall be to use reasonable efforts to cause the Fee Owner to perform its obligations. AIF agrees to promptly notify RGA in writing of the need for repairs which are RGA's responsibility under this Section 5. The provisions of this Section 5 shall not apply in the case of damage or destruction by fire or other casualty or in the case of a taking by eminent domain, in which events the obligations of RGA and AIF shall be controlled by Section 9 or Section 12, respectively, of this License, as the case may be.





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         6.      MAINTENANCE AND REPAIRS BY AIF: Except for the maintenance and repairs to be performed by RGA, or where applicable, the fee owner under
Section 5 hereof, AIF shall be responsible for performing at is sole cost and expense, all maintenance and repair of the Licensed Space, including, but not limited to floors and floor coverings, electrical wiring, all mechanical and utility systems (e.g. HVAC, plumbing and sewer), all material handling systems and equipment, light fixtures, and overhead doors within the Licensed Space as necessary to keep the same in a good condition and state of repair, including, but not limited to, changing fan belts, filters, light bulbs, washers, gaskets, replacing window glass, replacing or repairing light fixtures, patching and filling of pot holes in yard areas and similar functions related to routine maintenance and repair. Subject only to the specific obligations of the fee owner set forth in Section 5, AIF shall at all times keep and maintain the Licensed Space (including the office and any restroom facilities therein) in a good, clean, sanitary, orderly and sightly condition including but not limited to the removal of all graffiti, trash or debris. AIF further covenants, at its sole cost and expense, to repair or, if necessary, replace any and all portions of the Licensed Space damaged by the negligent or intentional acts or omissions of AIF, its employees, agents, invitees, or contractors.

         7. UTILITIES: During the term of this License, AIF shall pay for its own telephone and trash removal services.

         8.      INDEMNIFICATION AND INSURANCE:

                 8.1      INDEMNIFICATION:

                          (A)     AIA agrees to indemnify, defend and hold
harmless RGA, including its officers, directors and employees, from and against any and all fines, penalties, claims, demands, causes of actions, loss, damage, liabilities, assessments, clean-up charges, judgments, costs and expenses (including reasonable attorneys fees and court costs) of every kind or character known or unknown, fixed or contingent, arising out of the negligence or willful misconduct of AIA, or its agents or employees, in connection with its operations at the Terre Haute Airport in connection with this agreement.

                          (B)     RGA agrees to indemnify, defend and hold
harmless AIA, including its officers, directors and employees, from and against any and all fines, penalties, claims, demands, causes of action, loss, damage, liabilities, assessments, clean-up charges, judgments, costs and expenses (including reasonable attorneys fees and court costs) of every kind or character, known or unknown, fixed or contingent, arising out of the negligence or willful misconduct of RGA, or its agents or employees, in connection with its operations at the Terre Haute Airport in connection with this agreement.





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
                 8.2 INSURANCE: At all times during the term of this Agreement, AIA and RGA each agree to maintain in effect with underwriters and/or companies licensed to issue policies in the State of Indiana, such policies of insurance as are described below, with limits of liability no less than those listed below:

                          (A)     Comprehensive General Liability (including,
without limitation, airport premises liability, contractual liability, liability for the use of licensed automobiles operated on airport premises). Minimum limits of liability shall be Twenty Thousand And 00/100 Dollars ($20,000.00). The policy obtained by each party to this Agreement shall include the other as an additional insured.

                          (B)     Worker's Compensation and Employer's
Liability:

                                  (1)      Coverage A - Statutory Limits
                                           Indiana;

                                  (2)      Coverage B - Employer's Liability -
                                           No less than $1,000,000 per employee
                                           per occurrence/per disease.

                          (C)     Property Insurance (including if applicable
aircraft, real and business personal property, and mobile equipment). Each party will obtain a policy or policies of insurance insuring their referenced property against "all risks" of loss or damage. Each policy obtained by the parties shall contain a waiver of subrogation in favor of the other party. It is agreed that any loss or damage which is not recoverable due to the application of a deductible shall not be recoverable against the other party.

                          (D)     Each party will provide the other with
Certificates of Insurance confirming the coverages required herein. These Certificates shall specifically list each coverage the limits of liability, confirm the additional insureds and waivers of subrogation, and provide no less than thirty (30) days prior written notice of cancellation, termination or material change adverse to the interests of the parties.

         9. CASUALTY DAMAGE AND INSURANCE: Throughout the term of this License, RGA agrees to use reasonable efforts to cause the fee owner of the Hub to perform its obligation to maintain fire and extended coverage insurance on the Licensed Space in the amount of the full replacement cost thereof.

         Throughout the term of this License, AIF agrees to maintain fire-legal liability insurance coverage on the Licensed Space in the amount of $50,000. Prior to the commencement of this License, AIF shall present RGA with a certificate of insurance evidencing such coverage. Said certificate shall provide that said policy shall not be canceled or the limits of coverage reduced below the aforementioned minimum requirements without thirty (30) days prior written notice to RGA. If RGA for any reason requests a copy of the AIF's fire-legal liability policy, AIF shall promptly provide RGA with a copy thereof.





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         In the event that the Licensed Space are damaged by fire or other casualty, AIF shall immediately notify RGA in writing of such damage and RGA shall thereupon cause the damage to be repaired with the proceeds of insurance secured by the fee owner and AIF pursuant to this Section 9, unless this License is terminated as herein provided. The foregoing notwithstanding, in the event that the Licensed Space are damaged to the extent of more than fifty percent (50%) of this replacement cost thereof, either AIF or RGA may elect to terminate this License within sixty (60) days from the date of such damage by giving written notice of termination to the other, and thereupon this License shall immediately terminate.

         10. RGA'S RIGHT OF ENTRY: RGA, or its employees or agents, may so often as it desires, enter upon the Licensed space during the term of this License for the purpose of inspecting same or for performing its maintenance obligations under this License, or for showing the same to prospective future licensees, provided that this is done at reasonable hours and in a reasonable and proper manner and does not unduly or unnecessarily interfere with AIF's legitimate business operations.

         11. USE OF THE LICENSED SPACE AND COMPLIANCE WITH LAWS: AIF shall use the Licensed Space for the purpose of sorting air freight and a tendant offices and any additional necessary related services, and for no other purpose or purposes without obtaining RGA's prior written approval.

         AIF covenants and agrees that it shall use and occupy the Licensed Space in accordance with and in compliance with all applicable federal, state and local governmental laws, ordinances, rules and regulations, including, but without limitation, environmental laws, ordinances, rules and regulations. In this respect, AIF covenants and agrees that it will not conduct unauthorized, illegal or hazardous activities or operations on or about the Licensed Space or the HUB or store (other than in the ordinary course of the permitted business) hazardous substances or hazardous waste materials, toxic pollutants or other materials hazardous to human health or to the environment on or about the Licensed Space, nor discharge or spill such materials into the air, water or ground, or into any well or sewer system, nor shall AIF conduct vehicle washing operations on the HUB site or dispose of waste solvents, oil, fuel, antifreeze, paint, grease or any other mixture, substance or compound on or at the Licensed Space or HUB which is or might be classified as a hazardous or solid waste or substance under any local, state or federal law, statute, ordinance, regulation or rule.

         12. CONDEMNATION: In the event that, in either party's judgment, all or such portion of the Licensed Space as shall render said Licensed Space untenantable or substantially inadequate for AIF's purpose, is acquired by the exercise of the power





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of eminent domain or upon settlement under the threat of the exercise thereof, during the term of this License, either AIF or RGA shall have the right to terminate this License as of the date that possession of the affected Licensed Space must be surrendered to the condemning authority. AIF shall not be entitled to any benefits accruing to RGA under any condemnation or eminent domain proceedings or settlement in lieu thereof.

         13. RGA'S REMEDIES FOR DEFAULT BY AIF: If AIF shall default in the payment of any fees, additional fees, or other sums herein provided to be paid by AIF upon the date the same become due and payable, and such failure shall continue for a period of ten (10) days after the giving of notice to AIF thereof, or if AIF shall default in the observance of any of the covenants of this License to be kept and performed by AIF, and such failure shall continue for a period of fifteen (15) days after the giving of notice to AIF thereof, or if a petition, either voluntary or involuntary, is filed by or against AIF under any Chapter of the Bankruptcy Act, or if AIF shall be declared bankrupt or insolvent according to law, or if any assignment of AIF's property shall be made for the benefit of AIF's creditors, or if AIF shall vacate the Licensed Space for a continuous period of thirty (30) days, then, any of said events, RGA may, upon ten (10) days' prior written notice, terminate this License and without further notice or demand, which is hereby expressly waived by AIF, re-enter the Licensed Space and expel, remove and put out AIF or AIF's representatives, and any other person or persons occupying any or all of the Licensed Space, and in so doing, may use such force as may be necessary therefor and again repossess and enjoy the Licensed Space as of its first and former estate. The above rights and remedies are in addition to any other rights and remedies available to RGA at law or in equity.

         14. TAXES: AIF agrees to pay any and all (1) personal property taxes levied or assessed against all personal property owned by AIF on the Licensed Space. RGA agrees to pay all real estate taxes and general and special assessments levied and assessed against the Licensed Space during the term of this License.

         15. METHOD OF NOTIFICATION AND PAYMENT OF FEES: Except as otherwise specifically provided for in this License, any notices to be given by either party to the other, pursuant to the provisions of this License or of law, present of future, shall be deemed given when delivered in person or when mailed by U.S. certified mail, postage prepaid, return receipt requested, addressed to the party to be charged with notice at the below-recited addresses, to wit:

                                      RGA
                           c/o Roadway Services, Inc.
                          ATTN: Real Estate Department
                              1077 Gorge Boulevard
                               Akron, Ohio 44309





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                                      AIF
                         2701 North I-94 Service Drive
                           Ypsilanti, Michigan 48198

                                with a copy to:

                             George W. Kelsey, Esq.
                                  3150 Packard
                           Ypsilanti, Michigan 48197

         Either party may, upon written notice to the other, and from time to time, designate a different notification address for such party; provided, however, no change of address notification shall be deemed given until actually received by the party being notified.

         16. ASSIGNMENT OR SUBLICENSING: Any assignment of this License or sublicensing of the whole or any portion of the Licensed Space without the prior written consent of RGA shall be null and void. Absent the express written consent of the RGA, no consented to assignment of this License or consented to sublicensing of the Licensed Space, shall relieve AIF of primary liability for the payment of all the fees called for under the terms of this License and for the performance of all the terms, covenants, and conditions herein to be performed by AIF.

         17. DISPUTE RESOLUTION: Any controversy arising out of or relating to this License shall be resolved in accordance with Section 12 of the Services Agreement.

         18. ENTIRE CONTRACT: All understandings and agreements heretofore had between the parties hereto are merged in this License, which alone fully and completely expresses the parties' agreement; and the parties agree that this License is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this License, made by the other. RGA has not made, and does not make, any representations as to the physical condition, expenses, operation, value, adequacy or fitness for any particular use or purposes of the Licensed Space, or the legal uses to which the Licensed Space may be put, zoning, or any other matter or thing affecting or related to the Licensed Space or this transaction, except as herein specifically set forth, and AIF hereby expressly acknowledges and agrees that no such representations have been made. AIF agrees that RGA is not liable or bound in any manner by any express or implied warranties, guarantees, promises, statements, representations or information pertaining to the Licensed Space, made or furnished by any real estate broker, agent, employee, servant or other person representing or purporting to represent RGA, unless such warranties, guarantees, promises, statements, representations or information are expressly and specifically set forth herein.





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         19.     SECTION HEADINGS:  The section headings of this License are intended for convenience purposes only and shall not be used to construe or interpret this License.

         20. INVALID PROVISIONS: If any provision of this License is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this License shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this License; and the remaining provisions of this License shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this License.

         21. NON-WAIVER: The failure of either party to insist upon strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver by such party of any rights or remedies against any subsequent breach or default in the terms, conditions and covenants herein contained.
This License may not be modified except by written agreement signed by both parties.

         22. BINDING EFFECT: This License and all the covenants, provisions and conditions herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, personal representatives, fiduciaries, successors and assigns, as the case may be and shall survive the termination of this License to the extent necessary to ensure enforceability.

         23. CONTROLLING LAWS: This License shall be construed in accordance with the laws of the State of Indiana, except those pertaining to conflicts of laws.





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         IN WITNESS WHEREOF, the parties hereto have executed this License as of the date first hereinabove written.

                                        RGA:
                                        ROADWAY GLOBAL AIR, INC.


                                        BY:
                                               ---------------------------------
                                        NAME:
                                               ---------------------------------
                                        TITLE:
                                               ---------------------------------

                                        AIF:
                                        AMERICAN INTERNATIONAL FREIGHT, a
                                        division of AMERICAN INTERNATIONAL
                                        AIRWAYS, INC.


                                        BY:
                                               ---------------------------------
                                        NAME:
                                               ---------------------------------
                                        TITLE:
                                               ---------------------------------





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